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                                                                       Exhibit 5

Morgan, Lewis & Bockius LLP
2000 One Logan Square
Philadelphia, PA 19103





May 8, 1997


IBAH, Inc.
Four Valley Square
512 Township Line Road
Blue Bell, PA 19422

Re:  IBAH, Inc.
     Registration Statement on Form S-3
     ----------------------------------

Ladies and Gentlemen:

We have acted as counsel to IBAH, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 3,069,071 shares (the "Shares") of the Company's common stock, par value $0.01 per share, which are owned by the selling stockholders listed in the Registration Statement under "Selling Stockholders" (collectively, the "Selling Stockholders"), and may be offered from time to time by the Selling Stockholders.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Certificate of Incorporation, as amended; (c) the Company's By-Laws; (d) certain records of the Company's corporate proceedings as reflected in its minute and stock books; and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

Our opinion set forth above is limited to the Delaware General Corporation Law, as amended.
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IBAH, Inc.
May 8, 1997
Page 2



 We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

 The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

 Very truly yours,

 /s/Morgan, Lewis & Bockius LLP